PURE BIOSCIENCE                                                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT




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

NAME                                                      STATE OF INCORPORATION
----                                                      -----------------------
Export Company of America, Inc. (EXCOA)                   Nevada

Ampromed Comercio Importacao E Exportacao Ltda            A Brazilian Limited Liability Company
         (AMPROMED)                                                 Rio de Janeiro, Brazil

Nutripure Corporation                                     Nevada

ETIH2O Corporation                                        Nevada




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